For additional information: Mark W. Funke President & CEO Joe T. Shockley, Jr. EVP & CFO (405) 372-2230

For Immediate Release

Southwest Bancorp, Inc. Reports Third Quarter 2014 Results

and Announces Quarterly Dividend

October 21, 2014, Stillwater, Oklahoma . . . . Southwest Bancorp, Inc. (NASDAQ Global Select Market - OKSB), (“Southwest”), today reported net income for the third quarter of 2014 of $5.3 million, or $0.27 per diluted share, compared to $6.2 million, or $0.31 per diluted share, for the second quarter of 2014.  Included in the second quarter of 2014 results was a pre-tax net gain of $4.4 million from the sale of three community bank branches in Anthony, Harper, and Overland Park, Kansas.  Net income for the nine months ended September 30, 2014 totaled $15.1 million, or $0.77 per diluted share, compared to $10.6 million, or $0.54 per diluted share, for the nine months ended September 30, 2013.

Southwest announced that its board of directors has approved a quarterly cash dividend of $0.04 per share payable November  14, 2014 to shareholders of record as of October 31, 2014.

Mark Funke, President and CEO, stated, “The third quarter results reflect continued improvement in asset quality, our focus on growing loan and customer relationships, and improved operating efficiencies. Our efforts produced several highlights for the quarter.

•	Loan growth in the third quarter was $41.1 million, adjusted for paydowns on nonaccrual and potential problem loans and the sale of the student loan portfolio.
•	The quarterly net interest margin was 3.44% at September 30, 2014 compared to 3.34% (normalized) at June 30, 2014 and 3.11% at September 30, 2013.
•

Asset quality improved as nonperforming loans decreased $1.4 million, or 9%, and potential problem loans decreased $19.8 million, or 24%,  during the third quarter.  Included in these improvements is the collection of a $1.3 million recovery of a prior period loan loss and a $6.8 million payoff of a related restructured potential problem loan.    The improved asset quality resulted in a negative provision of $2.9 million.”

“These positive results and actions reflect the good work of our associates at Bank SNB and a growing customer base.  We will continue to focus our company on future growth through the expansion of our revenue base while prudently managing our expenses.  We are encouraged by the momentum we have throughout our company.”

On October 1, 2014, Southwest’s previously filed application with the Oklahoma State Banking Department was approved and its wholly owned banking subsidiary became a state chartered bank with the state of Oklahoma. Southwest’s banking subsidiary’s name is now Bank SNB.

On August 14, 2014, Southwest’s board of directors authorized the repurchase of up to 5.0% or 990,000 shares, of its outstanding common stock, par value $1.00 per share. The share repurchases are expected to be made primarily on the open market from time to time until August 14, 2015.  Repurchases under the program are available at the discretion of management based upon market, business, legal, and other factors.  During the third quarter, Southwest repurchased 223,005 shares for a total of $3.7 million.

Financial Overview

Condition:    During the quarter ended September 30, 2014, total assets of $1.9 billion increased $15.8 million from June 30, 2014.  Total loans of $1.4 billion increased $15.7 million from June 30, 2014 and total investment securities of $370.6 million decreased $15.3 million compared to June 30, 2014.  Cash and cash equivalents at September 30, 2014 were $130.1 million,  up  $14.9 million from June 30, 2014.

At September 30, 2014, the allowance for loan losses was $30.9 million, a decrease of $9.2 million when compared to a year ago, and a decrease of $2.2  million when compared to June 30, 2014.  The allowance for loan losses to portfolio loans was 2.27% as of September 30, 2014, compared to 3.08% as of September 30, 2013 and 2.46% as of June 30, 2014.  The allowance for loan losses to nonperforming loans was 205.29% as of September 30, 2014, compared to 122.65% as of September 30, 2013 and 200.77% as of June 30, 2014.

Nonperforming loans decreased by $17.6 million in a year over year comparison, and decreased $1.4 million during the quarter.  Other real estate at September 30, 2014 was $3.4 million, an increase of $1.8 million from September 30, 2013,  but a decrease of $0.8 million when compared to June 30, 2014.  Nonperforming assets were $18.5 million, or 1.36% of portfolio loans and other real estate, as of September 30, 2014, compared to $34.4 million, or 2.63% of portfolio loans and other real estate, as of September 30, 2013, and $20.8 million, or 1.54% of portfolio loans and other real estate, as of June 30, 2014.

Total core funding, which includes all non-brokered deposits and sweep repurchase agreements, comprised 92% and 95% of total funding as of September 30, 2014 and June 30, 2014, respectively.  Wholesale funding, including FHLB borrowings, federal funds purchased, and brokered deposits, accounted for 8% and 5% of total funding at September 30, 2014 and June  30, 2014, respectively.  See Table 7 for details on core funding and non-brokered deposits, which are non-GAAP financial measures.

The capital ratios of Southwest and Bank SNB, Southwest’s banking subsidiary, as of September 30, 2014, exceeded the criteria for regulatory classification as “well-capitalized”.  Southwest’s total regulatory capital was $334.5 million, for a total risk-based capital ratio of 21.34%, and Tier 1 capital was $314.1 million, for a Tier 1 risk-based capital ratio of 20.05%.  Southwest’s capital exceeded the minimum to be classified as “well-capitalized” by $177.8 million.  Bank SNB had total regulatory capital of $292.5 million, for a total risk-based capital ratio of 18.77%, and Tier 1 capital of $272.8 million, for a Tier 1 risk-based capital ratio of 17.51%.  Bank SNB exceeded the minimum to be classified as “well-capitalized” by $136.7 million.  Designation as a well-capitalized institution under regulations does not constitute a recommendation or endorsement by Federal bank regulators.

Third Quarter Results:

Summary:    For the third quarter of 2014, net income was $5.3 million, compared to $3.8 million for the third quarter of 2013 and $6.2 million for the second quarter of 2014.

The $1.5 million increase in our net income compared to the third quarter of 2013 was primarily the result of a $0.6 million increase in net interest income, primarily driven by lower interest expense on deposits and a reduction in interest costs due to the redemption of the 10.5% Trust Preferred Securities in third quarter of 2013, and a $2.6 million increase in the negative provision for loan losses,  offset in part by a  $0.5 million decrease in noninterest income and a $0.3 million increase in noninterest expense.

The $0.9 million decrease in net income compared to the second quarter of 2014 was primarily due to the $0.7 million decrease in net interest income and the $5.2 million decrease in noninterest income, due to the prior quarter’s inclusion of the $4.4 million pre-tax net gain recognized on the branch sales and $0.6 million recognized on the sale of a stock that was acquired in a prior year repossession.  Partially offsetting these decreases were a $2.5 million increase in the negative provision for loan losses and a $2.0 million decrease in noninterest expense, primarily driven by decreased other real estate expenses, decreased personnel expenses, and decreased general and administrative expenses.

Net Interest Income:    Net interest income totaled $15.8 million for the third quarter of 2014, compared to $15.3 million for the third  quarter of 2013,  an increase of $0.5 million, or 4%, and to $16.6 million for the second quarter of 2014,  a decrease of $0.7 million, or 4%.  Net interest margin was 3.44% for the third quarter of 2014, compared to 3.11% for the third quarter of 2013 and 3.50% for the second quarter of 2014.  Included in interest income for the second quarter of 2014 was $0.8 million due to accelerated discount accretion attributable to the sale of loans covered by the loss share agreement.  The net effects of these adjustments on the net interest margin were a 16 basis point increase in the second quarter of 2014 net interest margin.    Loans (including loans held for sale) increased $60.8 million, or 5%, when compared to September 30, 2013, and $15.7 million, or 1%, when compared to June  30, 2014.

Provision for Loan Losses and Net Charge-offs:  The provision for loan losses is the amount that is required to maintain the allowance for losses at an appropriate level based upon the inherent risks in the loan portfolio after the effects of net charge-offs or net recoveries for the period.  The provision for loan losses was a negative provision (or credit) of $2.9 million for the third quarter of 2014, compared to a negative provision of $0.3 million for the third quarter of 2013, and a negative provision of $0.4 million for the second quarter of 2014.  During the third quarter of 2014,  charge-offs totaled $1.2 million and recoveries totaled $1.9 million.  Therefore, the third quarter of 2014 net recoveries totaled $0.7 million, or (0.21)% (annualized) of average portfolio loans, compared to net recoveries of $0.1 million, or (0.02)% (annualized) of average portfolio loans for the third quarter of 2013 and net charge-offs of $1.5 million, or 0.45% (annualized) of average portfolio loans for the second quarter of 2014.

Noninterest Income:  Noninterest income totaled $3.1 million for the third quarter of 2014, compared to $3.5 million for the third quarter of 2013 and to $8.2 million for the second quarter of 2014.    The $0.5 million decrease from third quarter 2013 included a $0.2 million decrease in gain on sale of mortgage loans, a $0.1 million decrease in service charges, and a $0.1 million decrease in other noninterest income.  The $5.2 million decrease from second quarter 2014 is primarily the result of the $4.4 million recognized as the gain on sales of the community bank branches and $0.6 million gain on the sale of a stock investment that was acquired in a prior year repossession.

Noninterest Expense:    Noninterest expense totaled $13.4 million for the third quarter of 2014, compared to $13.0 million for the third quarter of 2013 and to $15.3 million for the second quarter of 2014.  The $0.4 million increase in noninterest expense from third quarter of 2013 consisted of a $0.2 million increase in other real estate expense due to net gains on sales of other real estate properties recognized in the prior year, a $0.2 million increase in employee benefit expense, and a $0.2 million increase in general and administrative expense, primarily increased legal and consulting fees, offset in part by a decrease in the provision for unfunded loan commitments.

The $2.0 million decrease in noninterest expense from second quarter of 2014 was due to a $0.7 million decrease in personnel expense, a $0.7 million decrease in other real estate expense, and a $0.4 million decrease in general and administrative expense, resulting from a decrease in the provision for unfunded loan commitments.

Income Tax:  Income tax expense totaled $3.2 million for the third quarter of 2014, compared to $2.3 million for the third quarter of 2013 and $3.7 million for the second quarter of 2014.  The income tax expense fluctuates in relation to pre-tax income levels.  The third quarter of 2014 effective tax rate was 37.5%.

Year-to-date Results:

Summary:  Net income was $15.1 million for the first nine months of 2014, compared to $10.6 million for the first nine months of 2013.  The $4.5 million increase in net income from 2013 is the result of a $2.4 million increase in net interest income, primarily driven by lower interest expense on deposits and a reduction in interest expense due to the redemption of the 10.5% Trust Preferred Securities in third quarter of 2013, a $3.5 million increase in the negative provision for loan losses, resulting from improved asset quality,  a $3.8 million increase in noninterest income, primarily the pre-tax net gain on sale of community bank branches, offset in part by a $2.6 million increase in noninterest expense due to decreased gains recognized on sale of other real estate properties and increased employee benefit expenses.

Net Interest Income:    Net interest income totaled $48.4 million for the first nine months of 2014, compared to $46.0 million for the first nine months of 2013, an increase of $2.4 million, or 5%,  primarily driven by lower interest expense on deposits and a reduction in interest expense due to the redemption the 10.5% Trust Preferred Securities in third quarter of 2013.  Year-to-date net interest margin was  3.43%, compared to 3.11% for 2013.  Included in interest income for the first nine months of 2014 was $0.8 million due to accelerated discount accretion attributable to the sale of loans covered by the loss share agreement and $0.6 million due to the interest recognition resulting from loans returning to accrual status.  The net effect of these adjustments on the net interest margin was a 9 basis point increase for the first nine months of 2014.  With the rate environment remaining low, earning assets are repricing at lower rates.

Provision for Loan Losses and Net Charge-offs:  The provision for loan losses is the amount of expense that is required to maintain the allowance for losses at an appropriate level based upon the inherent risks in the loan portfolio after the effects of net charge-offs for the period.  The provision for loan losses was a credit (or negative) of $4.2 million for the first nine months of 2014, compared to a credit of $0.7 million for the first nine months of 2013.  Net charge-offs totaled $1.5 million, or 0.15% (annualized) of average portfolio loans year-to-date as of September 30, 2014, compared to $5.9 million, or 0.61% (annualized) of average portfolio loans for the same period 2013.

Noninterest Income:  Noninterest income totaled $14.4 million for the first nine months of 2014, compared to $10.6 million for the first nine months of 2013.  The increase primarily consists of the $4.4 million recognized as the pre-tax net gain on sales of the community bank branches and the $0.8 million in gain on sale of investment securities, offset in part by the $1.2 million decline in gains on sales of mortgage loans.

Noninterest Expense:    Noninterest expense totaled $42.8 million for the first nine months of 2014, compared to $40.2 million for the first nine months of 2013.  The increase consists of a $1.8 million increase in other real estate expense, which is primarily due to net gains recognized during the prior year on the sale of other real estate properties, a $0.6 million increase in employee benefit expenses, a $0.2 million increase in occupancy expense, and a  $0.3 million increase in general and administrative expense, primarily the result of increased legal fees and consulting fees, offset in part by a decrease in the provision for unfunded loan commitments.

Income Tax:  Income tax expense totaled $9.1 million for the first nine months of 2014, compared to $6.4 million for the first nine months of 2013.  The income tax expense fluctuates in relation to pre-tax income levels.  The year-to-date effective tax rate was 37.5% as of September 30, 2014.

Conference Call

Southwest will host a conference call to review these results on Wednesday, October 22, 2014 at 9:30 a.m. Eastern Time (8:30 a.m. Central Time).  Investors, news media, and others may pre-register for the call using the following link to receive a special dial-in number and PIN:  http://dpregister.com/10053246.  Telephone participants who are unable to pre-register may access the call by telephone at 866-218-2402 (toll-free) or 412-902-4190 (international).  Participants are encouraged to dial into the call approximately 10 minutes prior to the start time.  The call and corresponding presentation slides will be webcast live on Southwest’s website at www.oksb.com or http://services.choruscall.com/links/oksb141022.html.  An audio replay will be available one hour after the call at 877-344-7529 (toll-free) or 412-317-0088 (international),  conference number 10053246.  Telephone replay access will be available until 9:00 a.m. Eastern Time on November 19, 2014.

Southwest Bancorp and Subsidiaries

Southwest is the holding company for Bank SNB, an Oklahoma state banking corporation (“Bank SNB”).  Bank SNB offers commercial and consumer lending, deposit and investment services, specialized cash management, and other financial services from offices in Oklahoma, Texas, and Kansas.  Bank SNB was chartered in 1894 and Southwest was organized in 1981 as the holding company.  At September 30, 2014,  Southwest had total assets of $1.9 billion, deposits of $1.5 billion, and shareholders’ equity of $272.0 million.

Southwest’s area of expertise focuses on the special financial needs of healthcare and health professionals, businesses and their managers and owners, commercial lending, energy banking, and commercial real estate borrowers.  The strategic focus on healthcare lending was established in 1974.  Southwest and its banking subsidiary provide credit and other services, such as deposits, cash management, and document imaging for physicians and other healthcare practitioners to start or develop their practices and finance the development and purchase of medical offices, clinics, surgical care centers, hospitals, and similar facilities.  As of September 30, 2014, approximately $403.8 million, or 30%, of loans were loans to individuals and businesses in the healthcare industry.  Regular market reviews are conducted of (i) current and potential healthcare lending business, and (ii) the appropriate concentrations within healthcare based upon economic and regulatory conditions.

Southwest’s common stock is traded on the NASDAQ Global Select Market under the symbol OKSB.

Caution About Forward-Looking Statements

Southwest makes forward-looking statements in this news release that are subject to risks and uncertainties.  These statements are intended to be covered by the safe harbor provision for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include:

•	Statements of Southwest's goals, intentions, and expectations;
•	Estimates of risks and of future costs and benefits;
•	Expectations regarding Southwest’s future financial performance and the financial performance of its operating segments;
•	Expectations regarding regulatory actions;
•	Expectations regarding Southwest’s ability to utilize tax loss benefits;
•	Assessments of loan quality, probable loan losses, and the amount and timing of loan payoffs;
•	Estimates of the value of assets held for sale or available for sale; and
•	Statements of Southwest’s ability to achieve financial and other goals.

These forward-looking statements are subject to significant uncertainties because they are based upon: the amount and timing of future changes in interest rates, market behavior, and other economic conditions; future laws, regulations, and accounting principles; changes in regulatory standards and examination policies, and a variety of other matters. These other matters include, among other things, the direct and indirect effects of economic conditions on interest rates, credit quality, loan demand, liquidity, and monetary and supervisory policies of banking regulators.  Because of these uncertainties, the actual future results may be materially different from the results indicated by these forward-looking statements. In addition, Southwest's past growth and performance do not necessarily indicate future results.  For other factors, risks, and uncertainties that could cause actual results to differ materially from estimates and projections contained in forward-looking statements, please read Southwest’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2013.  You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors”.

The cautionary statements in this release also identify important factors and possible events that involve risk and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements.  These forward-looking statements speak only as of the date on which the statements were made.  Southwest does not intend, and undertakes no obligation, to update or revise any forward-looking statements contained in this release, whether as a result of differences in actual results, changes in assumptions, or changes in other factors affecting such statements, except as required by law.

Southwest is required under generally accepted accounting principles to evaluate subsequent events and their impact, if any, on its financial statements as of September 30, 2014 through the date its financial statements are filed with the Securities and Exchange Commission.  The September 30, 2014 financial statements included in this release will be adjusted if necessary to properly reflect the impact of subsequent events on estimates used to prepare those statements.

The Southwest Bancorp, Inc. logo is available at

 http://www.globenewswire.com/newsroom/prs/?pkgid=8074

The Bank SNB logo is available at

 http://www.globenewswire.com/newsroom/prs/?pkgid=23106

Financial Tables

Unaudited Financial Highlights	Table 1
Unaudited Consolidated Statements of Financial Condition	Table 2
Unaudited Consolidated Statements of Operations	Table 3
Unaudited Average Balances, Yields, and Rates-Quarterly	Table 4
Unaudited Average Balances, Yields, and Rates-Year-to-date	Table 5
Unaudited Quarterly Summary Loan Data	Table 6
Unaudited Quarterly Summary Financial Data	Table 7
Unaudited Quarterly Supplemental Analytical Data	Table 8

SOUTHWEST BANCORP, INC. UNAUDITED FINANCIAL HIGHLIGHTS (Dollars in thousands, except per share)	Table 1

	Third Quarter	Second Quarter		Third Quarter
QUARTERLY HIGHLIGHTS	2014		% Change	2013	% Change
Operations
Net interest income	$15,837	$16,574	(4)%	$15,273	4%
Provision for loan losses	(2,897)	(355)	716	(329)	781
Noninterest income	3,084	8,246	(63)	3,547	(13)
Noninterest expense	13,358	15,332	(13)	13,019	3
Income before taxes	8,460	9,843	(14)	6,130	38
Taxes on income	3,172	3,691	(14)	2,330	36
Net income	5,288	6,152	(14)	3,800	39
Diluted earnings per share	0.27	0.31	(13)	0.19	42
Balance Sheet
Total assets	1,900,948	1,885,158	1	1,972,367	(4)
Loans held for sale	4,368	6,803	(36)	3,641	20
Portfolio loans	1,363,020	1,344,897	1	1,302,984	5
Total deposits	1,494,946	1,463,855	2	1,583,791	(6)
Total shareholders' equity	271,966	271,351	0	252,802	8
Book value per common share	13.90	13.71	1	12.83	8
Key Ratios
Net interest margin	3.44%	3.50%		3.11%
Efficiency ratio	70.60	61.77		69.18
Total capital to risk-weighted assets	21.34	21.43		21.52
Nonperforming loans to portfolio loans	1.10	1.23		2.27
Shareholders' equity to total assets	14.31	14.39		12.82
Tangible common equity to tangible assets*	14.25	14.34		12.76
Return on average assets (annualized)	1.12	1.27		0.75
Return on average common equity (annualized)	7.69	9.19		5.99
Return on average tangible common equity (annualized)**	7.72	9.24		6.02

	Nine Months
YEAR-TO-DATE HIGHLIGHTS	2014	2013	% Change
Operations
Net interest income	$48,412	$46,013	5%
Provision for loan losses	(4,238)	(707)	499
Noninterest income	14,355	10,575	36
Noninterest expense	42,797	40,246	6
Income before taxes	24,208	17,049	42
Taxes on income	9,077	6,446	41
Net income	15,131	10,603	43
Diluted earnings per share	0.77	0.54	43
Balance Sheet
Total assets	1,900,948	1,972,367	(4)
Loans held for sale	4,368	3,641	20
Portfolio loans	1,363,020	1,302,984	5
Total deposits	1,494,946	1,583,791	(6)
Total shareholders' equity	271,966	252,802	8
Book value per common share	13.90	12.83	8
Key Ratios
Net interest margin	3.43%	3.11%
Efficiency ratio	68.18	71.12
Total capital to risk-weighted assets	21.34	21.52
Nonperforming loans to portfolio loans	1.10	2.27
Shareholders' equity to total assets	14.31	12.82
Tangible common equity to tangible assets*	14.25	12.76
Return on average assets (annualized)	1.04	0.69
Return on average common equity (annualized)	7.54	5.64
Return on average tangible common equity (annualized)**	7.58	5.67

Balance sheet amounts and ratios are as of period end unless otherwise noted.
* This is a Non-GAAP financial measure.  Please see Table 8 for a reconciliation to the most directly comparable GAAP based measure.
** This is a Non-GAAP financial measure.
Please see accompanying tables for additional financial information.

SOUTHWEST BANCORP, INC. UNAUDITED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Dollars in thousands)	Table 2

	September 30,	December 31,	September 30,
	2014	2013	2013
Assets
Cash and due from banks	$18,498	$28,062	$31,043
Interest-bearing deposits	111,605	251,777	214,241
Cash and cash equivalents	130,103	279,839	245,284
Securities held to maturity (fair values of $11,265, $12,115, and $12,177, respectively)	10,663	11,720	11,739
Securities available for sale (amortized cost of $359,042, $385,423, and $371,433, respectively)	359,944	382,479	370,262
Loans held for sale	4,368	3,060	3,641
Loans receivable (includes loss share of $0, $1,812, and $4,282, respectively)	1,363,020	1,267,843	1,302,984
Less: Allowance for loan losses	(30,917)	(36,663)	(40,081)
Net loans receivable	1,332,103	1,231,180	1,262,903
Accrued interest receivable	4,952	5,335	5,725
Income tax receivable	-	-	1,807
Non-hedge derivative asset	166	-	-
Premises and equipment, net	18,986	20,833	21,283
Other real estate	3,448	2,654	1,693
Goodwill	1,214	1,214	1,214
Other intangible assets, net	3,866	4,980	5,022
Other assets	31,135	38,129	41,794
Total assets	$1,900,948	$1,981,423	$1,972,367

Liabilities
Deposits:
Noninterest-bearing demand	$445,148	$444,796	$436,904
Interest-bearing demand	104,807	120,156	106,176
Money market accounts	477,614	439,981	423,720
Savings accounts	33,398	41,727	39,727
Time deposits of $100,000 or more	203,090	251,185	270,916
Other time deposits	230,889	286,241	306,348
Total deposits	1,494,946	1,584,086	1,583,791
Accrued interest payable	771	832	840
Non-hedge derivative liability	166	-	-
Other liabilities	10,822	10,293	9,878
Other borrowings	75,884	80,632	78,663
Subordinated debentures	46,393	46,393	46,393
Total liabilities	1,628,982	1,722,236	1,719,565

Shareholders' equity
Common stock - $1 par value; 40,000,000 shares authorized;
19,793,623 shares issued and 19,732,926 and 19,703,313 shares issued and outstanding, respectively	19,794	19,733	19,703
Additional paid-in capital	100,971	99,937	99,488
Retained earnings	155,290	142,528	135,696
Accumulated other comprehensive loss	(411)	(3,011)	(2,085)
Treasury stock, at cost, 223,005, 0, and 0 shares, respectively	(3,678)	-	-
Total shareholders' equity	271,966	259,187	252,802
Total liabilities and shareholders' equity	$1,900,948	$1,981,423	$1,972,367

SOUTHWEST BANCORP, INC. UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS (Dollars in thousands)	Table 3

	For the three months ended			For the nine months
	September 30,	June 30,	September 30,	ended September 30,
	2014	2014	2013	2014	2013
Interest income
Loans	$15,683	$16,343	$16,242	$47,801	$49,663
Investment securities	1,534	1,628	1,623	4,812	4,908
Other interest-earning assets	274	314	270	963	765
Total interest income	17,491	18,285	18,135	53,576	55,336

Interest expense
Interest-bearing deposits	864	931	1,317	2,820	4,411
Other borrowings	227	223	225	675	667
Subordinated debentures	563	557	1,320	1,669	4,245
Total interest expense	1,654	1,711	2,862	5,164	9,323

Net interest income	15,837	16,574	15,273	48,412	46,013

Provision for loan losses	(2,897)	(355)	(329)	(4,238)	(707)

Net interest income after provision for loan losses	18,734	16,929	15,602	52,650	46,720

Noninterest income
Service charges and fees	2,492	2,608	2,589	7,696	7,856
Gain on sale of branches, net	-	4,378	-	4,378	-
Gain on sales of mortgage loans	382	463	619	1,069	2,264
Gain on sale/call of investment securities, net	-	629	-	764	-
Other noninterest income	210	168	339	448	455
Total noninterest income	3,084	8,246	3,547	14,355	10,575

Noninterest expense
Salaries and employee benefits	7,804	8,472	7,645	24,402	23,820
Occupancy	2,612	2,783	2,721	8,164	7,974
FDIC and other insurance	299	314	413	1,010	1,304
Other real estate, net	(220)	511	(387)	359	(1,428)
General and administrative	2,863	3,252	2,627	8,862	8,576
Total noninterest expense	13,358	15,332	13,019	42,797	40,246
Income before taxes	8,460	9,843	6,130	24,208	17,049
Taxes on income	3,172	3,691	2,330	9,077	6,446
Net income	$5,288	$6,152	$3,800	$15,131	$10,603

Basic earnings per common share	$0.27	$0.31	$0.19	$0.77	$0.53
Diluted earnings per common share	0.27	0.31	0.19	0.77	0.54
Common dividends declared per share	0.04	0.04	-	0.12	-

SOUTHWEST BANCORP, INC. UNAUDITED AVERAGE BALANCES, YIELDS, AND RATES – QUARTERLY (Dollars in thousands)	Table 4

	For the three months ended
	September 30, 2014		June 30, 2014		September 30, 2013
	Average	Average	Average	Average	Average	Average
	Balance	Yield/Rate	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Loans	$1,356,729	4.59%	$1,331,126	4.92%	$1,298,018	4.96%
Investment securities	378,924	1.61	384,395	1.70	364,746	1.76
Other interest-earning assets	88,653	1.23	183,378	0.69	287,968	0.37
Total interest-earning assets	1,824,306	3.80	1,898,899	3.86	1,950,732	3.69
Other assets	43,339		49,829		57,622
Total assets	$1,867,645		$1,948,728		$2,008,354

Liabilities and Shareholders' Equity
Interest-bearing demand deposits	$109,245	0.12%	$130,232	0.12%	$117,124	0.12%
Money market accounts	437,632	0.14	421,001	0.13	416,839	0.17
Savings accounts	32,076	0.10	43,124	0.10	38,992	0.10
Time deposits	440,317	0.60	493,805	0.60	600,321	0.72
Total interest-bearing deposits	1,019,270	0.34	1,088,162	0.34	1,173,276	0.45
Other borrowings	85,423	1.05	85,682	1.04	75,822	1.18
Subordinated debentures	46,393	4.85	46,393	4.80	75,004	7.04
Total interest-bearing liabilities	1,151,086	0.57	1,220,237	0.56	1,324,102	0.86

Noninterest-bearing demand deposits	432,255		449,364		422,203
Other liabilities	11,442		10,751		10,319
Shareholders' equity	272,862		268,376		251,730
Total liabilities and shareholders' equity	$1,867,645		$1,948,728		$2,008,354

Net interest income and spread		3.23%		3.30%		2.83%
Net interest margin (1)		3.44%		3.50%		3.11%
Average interest-earning assets
to average interest-bearing liabilities	158.49%		155.62%		147.32%

(1) Net interest margin = annualized net interest income / average interest-earning assets

SOUTHWEST BANCORP, INC. UNAUDITED AVERAGE BALANCES, YIELDS, AND RATES – YEAR-TO-DATE (Dollars in thousands)	Table 5

	For the nine months ended September 30,
	2014		2013
	Average	Average	Average	Average
	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Loans	$1,322,351	4.83%	$1,323,938	5.02%
Investment securities	383,950	1.68	373,150	1.76
Other interest-earning assets	183,416	0.70	279,549	0.37
Total interest-earning assets	1,889,717	3.79	1,976,637	3.74
Other assets	47,780		69,423
Total assets	$1,937,497		$2,046,060

Liabilities and Shareholders' Equity
Interest-bearing demand deposits	$124,652	0.12%	$125,598	0.12%
Money market accounts	431,802	0.14	418,973	0.19
Savings accounts	39,941	0.10	38,850	0.12
Time deposits	488,066	0.61	638,739	0.76
Total interest-bearing deposits	1,084,461	0.35	1,222,160	0.48
Other borrowings	83,987	1.07	72,491	1.23
Subordinated debentures	46,393	4.80	79,618	7.11
Total interest-bearing liabilities	1,214,841	0.57	1,374,269	0.91

Noninterest-bearing demand deposits	443,520		409,393
Other liabilities	10,898		11,047
Shareholders' equity	268,238		251,351
Total liabilities and shareholders' equity	$1,937,497		$2,046,060

Net interest income and spread		3.22%		2.83%
Net interest margin (1)		3.43%		3.11%
Average interest-earning assets
to average interest-bearing liabilities	155.55%		143.83%

(1) Net interest margin = annualized net interest income / average interest-earning assets

SOUTHWEST BANCORP, INC. UNAUDITED QUARTERLY SUMMARY LOAN DATA (Dollars in thousands)	Table 6

		2014		2013
	Sep. 30	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
LOAN COMPOSITION
Real estate mortgage:
Commercial	$757,878	$769,021	$766,178	$752,279	$757,435	$802,138	$836,843
One-to-four family residential	78,985	79,542	84,619	83,988	84,645	81,698	78,369
Real estate construction:
Commercial	166,379	166,981	166,007	143,848	163,307	159,227	139,829
One-to-four family residential	11,030	8,359	6,629	4,646	4,464	5,241	5,015
Commercial	330,738	300,163	266,311	255,058	264,565	237,221	233,939
Installment and consumer:
Guaranteed student loans	127	4,282	4,318	4,394	4,471	4,520	4,576
Other	22,251	23,352	26,060	26,690	27,738	28,044	28,644
Total loans, including held for sale	1,367,388	1,351,700	1,320,122	1,270,903	1,306,625	1,318,089	1,327,215
Less allowance for loan losses	(30,917)	(33,083)	(34,925)	(36,663)	(40,081)	(40,352)	(42,853)
Total loans, net	$1,336,471	$1,318,617	$1,285,197	$1,234,240	$1,266,544	$1,277,737	$1,284,362
LOANS BY SEGMENT
Oklahoma banking	$777,037	$773,665	$754,698	$681,999	$681,749	$656,356	$628,747
Texas banking	424,640	408,385	372,018	366,697	414,433	444,327	495,815
Kansas banking	142,547	145,248	170,720	198,992	206,802	210,189	195,355
Subtotal	1,344,224	1,327,298	1,297,436	1,247,688	1,302,984	1,310,872	1,319,917
Mortgage banking	23,164	24,402	22,686	23,215	3,641	7,217	7,298
Total loans	$1,367,388	$1,351,700	$1,320,122	$1,270,903	$1,306,625	$1,318,089	$1,327,215
NONPERFORMING LOANS BY TYPE
Construction & development	$77	$82	$80	$2,721	$5,789	$6,119	$6,539
Commercial real estate	7,504	7,613	7,541	7,766	15,378	15,112	15,975
Commercial	6,149	7,484	7,992	8,819	10,991	10,790	11,940
One-to-four family residential	1,274	1,180	470	513	467	492	701
Consumer	55	119	2	53	55	64	74
Total nonperforming loans	$15,059	$16,478	$16,085	$19,872	$32,680	$32,577	$35,229
NONPERFORMING LOANS BY SEGMENT
Oklahoma banking	$6,410	$7,149	$7,056	$5,547	$3,279	$1,678	$2,000
Texas banking	5,777	5,636	5,793	11,902	24,963	26,294	28,817
Kansas banking	2,872	3,693	3,236	2,423	4,438	4,605	4,412
Total nonperforming loans	$15,059	$16,478	$16,085	$19,872	$32,680	$32,577	$35,229
OTHER REAL ESTATE BY TYPE
Construction & development	$2,130	$2,130	$2,130	$130	$1,333	$972	$1,389
Commercial real estate	1,318	2,155	2,524	2,524	360	839	10,276
Total other real estate	$3,448	$4,285	$4,654	$2,654	$1,693	$1,811	$11,665
OTHER REAL ESTATE BY SEGMENT
Oklahoma banking	$-	$-	$-	$-	$-	$-	$1,980
Texas banking	2,000	2,000	2,000	-	-	-	7,227
Kansas banking	1,448	2,285	2,654	2,654	1,693	1,811	2,458
Total other real estate	$3,448	$4,285	$4,654	$2,654	$1,693	$1,811	$11,665
Continued

SOUTHWEST BANCORP, INC. UNAUDITED QUARTERLY SUMMARY LOAN DATA (Dollars in thousands)	Table 6 Continued

		2014		2013
	Sep. 30	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
POTENTIAL PROBLEM LOANS BY TYPE
Construction & development	$19,307	$18,842	$22,220	$21,501	22,222	$20,745	$19,968
Commercial real estate	40,623	60,559	64,257	70,654	64,505	65,518	64,287
Commercial	4,090	4,299	4,807	7,107	10,028	10,136	8,220
One-to-four family residential	355	475	481	488	414	1,071	1,157
Total potential problem loans	$64,375	$84,175	$91,765	$99,750	$97,169	$97,470	$93,632
POTENTIAL PROBLEM LOANS BY SEGMENT
Oklahoma banking	$23,895	$23,887	$29,208	$29,005	$31,345	$31,495	$32,246
Texas banking	38,586	57,044	58,361	65,079	59,561	58,710	51,978
Kansas banking	1,894	3,244	4,196	5,666	6,263	7,265	9,408
Total potential problem loans	$64,375	$84,175	$91,765	$99,750	$97,169	$97,470	$93,632
LOANS OUT OF MARKET
Net balance of loans out of market:
Arizona	$14,397	$14,984	$15,348	$19,458	$30,516	$31,564	$33,017
Kentucky	14,648	14,273	13,415	12,404	10,088	11,860	10,144
North Carolina	13,711	13,323	13,494	13,070	10,161	300	407
Colorado	14,048	13,269	13,705	12,553	12,358	8,586	3,067
Iowa	11,369	11,501	22,178	22,316	22,438	22,537	22,659
California	9,000	9,527	8,869	9,154	9,472	9,632	10,866
Mississippi	8,474	8,582	8,712	8,823	8,929	9,233	9,170
Montana	6,434	6,722	471	514	519	566	570
Tennessee	7,005	6,555	6,684	6,048	6,136	6,171	6,246
Ohio	132	4,142	3,862	3,549	3,294	4,759	4,132
Other	9,894	10,011	9,452	14,766	27,342	30,100	27,759
Total loans out of market	$109,112	$112,889	$116,190	$122,655	$141,253	$135,308	$128,037
Nonperforming loans out of market:
Arizona	$5,174	$5,381	$5,441	$9,302	$11,205	$12,167	$13,419
New Jersey	66	594	1,094	-	-	-	-
New York	-	-	-	-	1,033	1,048	-
Florida	235	240	246	252	258	264	270
Colorado	-	-	-	-	-	-	131
Other	112	-	-	-	-	1	-
Total nonperforming out of market	$5,587	$6,215	$6,781	$9,554	$12,496	$13,480	$13,820
Potential problem loans out of market:
Iowa	$11,336	$11,414	$11,490	$11,568	$11,645	$11,719	$11,792
Arizona	1,138	1,152	1,167	-	-	-	-
California	-	461	474	482	499	512	524
Florida	53	58	62	66	71	75	80
New Jersey	-	-	-	1,094	1,170	1,244	-
Total potential problem loans out of market	$12,527	$13,085	$13,193	$13,210	$13,385	$13,550	$12,396
Continued

SOUTHWEST BANCORP, INC. UNAUDITED QUARTERLY SUMMARY LOAN DATA (Dollars in thousands)	Table 6 Continued

		2014		2013
	Sep. 30	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
ALLOWANCE ACTIVITY
Balance, beginning of period	$33,083	$34,925	$36,663	$40,081	$40,352	$42,853	$46,718
Charge offs	1,156	1,991	3,392	2,681	600	2,072	4,651
Recoveries	1,887	504	2,640	5,765	658	447	288
Net charge offs (recoveries)	(731)	1,487	752	(3,084)	(58)	1,625	4,363
Provision for loan losses	(2,897)	(355)	(986)	(6,502)	(329)	(876)	498
Balance, end of period	$30,917	$33,083	$34,925	$36,663	$40,081	$40,352	$42,853
NET CHARGE OFFS BY TYPE
Construction & development	$-	$-	$655	$(4,845)	(20)	$111	$(19)
Commercial real estate	(640)	583	(2,243)	(62)	274	7	416
Commercial	22	652	2,267	1,883	(169)	1,085	3,751
One-to-four family residential	11	(2)	(18)	(40)	(165)	363	167
Consumer	(124)	254	91	(20)	22	59	48
Total net charge offs (recoveries) by type	$(731)	$1,487	$752	$(3,084)	$(58)	$1,625	$4,363
NET CHARGE OFFS BY SEGMENT
Oklahoma banking	$67	$763	$229	$(1,294)	$(203)	$200	$589
Texas banking	(611)	244	(1,586)	(2,314)	(80)	1,356	3,241
Kansas banking	(187)	480	2,109	524	225	69	533
Total net charge offs (recoveries) by segment	$(731)	$1,487	$752	$(3,084)	$(58)	$1,625	$4,363

SOUTHWEST BANCORP, INC. UNAUDITED QUARTERLY SUMMARY FINANCIAL DATA (Dollars in thousands, except per share)	Table 7

		2014		2013
	Sep. 30	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
PER SHARE DATA
Basic earnings per common share	$0.27	$0.31	$0.19	$0.35	$0.19	$0.22	$0.12
Diluted earnings per common share	0.27	0.31	0.19	0.35	0.19	0.22	0.12
Common dividends declared per share	0.04	0.04	0.04	-	-	-	-
Book value per common share	13.90	13.71	13.37	13.13	12.83	12.67	12.72
Tangible book value per share*	13.83	13.65	13.31	13.07	12.77	12.60	12.66
COMMON STOCK
Shares issued	19,793,623	19,793,123	19,786,206	19,732,926	19,703,313	19,692,606	19,692,038
Less treasury shares	223,005	-	-	-	-	-	-
Outstanding shares	19,570,618	19,793,123	19,786,206	19,732,926	19,703,313	19,692,606	19,692,038
OTHER FINANCIAL DATA
Investment securities	$370,607	$385,873	$386,987	$394,199	$382,001	$372,403	$365,605
Loans held for sale	4,368	6,803	5,741	3,060	3,641	7,217	7,297
Portfolio loans	1,363,020	1,344,897	1,314,381	1,267,843	1,302,984	1,310,872	1,319,918
Total loans	1,367,388	1,351,700	1,320,122	1,270,903	1,306,625	1,318,089	1,327,215
Total assets	1,900,948	1,885,158	2,012,053	1,981,423	1,972,367	2,031,962	2,091,694
Total deposits	1,494,946	1,463,855	1,605,906	1,584,086	1,583,791	1,615,961	1,677,668
Other borrowings	75,884	90,760	85,692	80,632	78,663	74,334	70,872
Subordinated debentures	46,393	46,393	46,393	46,393	46,393	81,963	81,963
Total shareholders' equity	271,966	271,351	264,586	259,187	252,802	249,420	250,509
Mortgage servicing portfolio	401,756	397,339	391,303	390,732	383,400	368,825	356,032
INTANGIBLE ASSET DATA
Goodwill	$1,214	$1,214	$1,214	$1,214	$1,214	$1,214	$1,214
Core deposit intangible	597	667	1,925	2,058	2,185	2,306	2,424
Mortgage servicing rights	3,269	3,182	3,006	2,922	2,837	2,675	2,445
Total intangible assets	$5,080	$5,063	$6,145	$6,194	$6,236	$6,195	$6,083
Intangible amortization expense	$195	$210	$183	$278	$314	$313	$410
DEPOSIT COMPOSITION
Non-interest bearing demand	$445,148	$427,431	$471,568	$444,796	$436,904	$412,176	$416,979
Interest-bearing demand	104,807	124,712	132,622	120,156	106,176	138,502	125,914
Money market accounts	477,614	430,296	440,875	439,981	423,720	408,145	437,629
Savings accounts	33,398	31,187	47,532	41,727	39,727	38,611	39,733
Time deposits of $100,000 or more	203,090	209,059	236,035	251,185	270,916	295,179	317,270
Other time deposits	230,889	241,170	277,274	286,241	306,348	323,348	340,143
Total deposits**	$1,494,946	$1,463,855	$1,605,906	$1,584,086	$1,583,791	$1,615,961	$1,677,668
OFFICES AND EMPLOYEES
FTE Employees	351	364	397	402	407	408	412
Branches	21	21	24	23	23	22	22
Assets per employee	$5,416	$5,179	$5,068	$4,929	$4,846	$4,980	$5,077
____________________
*This is a Non-GAAP based financial measure.
**Calculation of Non-brokered Deposits and Core Funding (Non-GAAP Financial Measures)
Total deposits	$1,494,946	$1,463,855	$1,605,906	$1,584,086	$1,583,791	$1,615,961	$1,677,668
Less:
Brokered time deposits	2,952	1,348	1,347	1,347	1,343	4,904	5,760
Other brokered deposits	98,425	48,424	3,424	3,423	3,423	3,422	3,422
Non-brokered deposits	$1,393,569	$1,414,083	$1,601,135	$1,579,316	$1,579,025	$1,607,635	$1,668,486
Plus:
Sweep repurchase agreements	50,884	65,760	60,692	55,631	53,663	49,334	45,872
Core funding	$1,444,453	$1,479,843	$1,661,827	$1,634,947	$1,632,688	$1,656,969	$1,714,358

Balance sheet amounts are as of period end unless otherwise noted.

SOUTHWEST BANCORP, INC. UNAUDITED QUARTERLY SUPPLEMENTAL ANALYTICAL DATA (Dollars in thousands)	Table 8

		2014		2013
	Sep. 30	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
PERFORMANCE RATIOS
Return on average assets (annualized)	1.12%	1.27%	0.75%	1.37%	0.75%	0.87%	0.46%
Return on average common equity (annualized)	7.69	9.19	5.68	10.59	5.99	7.00	3.89
Return on average tangible common equity
(annualized)*	7.72	9.24	5.71	10.64	6.02	7.03	3.90
Net interest margin (annualized)	3.44	3.50	3.33	3.42	3.11	3.07	3.16
Total dividends declared to net income	14.88	12.86	21.40	-	-	-	-
Effective tax rate	37.49	37.50	37.49	38.68	38.01	33.74	43.88
Efficiency ratio	70.60	61.77	74.15	76.45	69.18	68.93	75.16
NONPERFORMING ASSETS
Nonaccrual loans	$15,059	$16,478	$16,085	$19,819	$32,678	$32,575	$35,229
90 days past due and accruing	-	-	-	53	2	2	-
Total nonperforming loans	15,059	16,478	16,085	19,872	32,680	32,577	35,229
Other real estate	3,448	4,285	4,654	2,654	1,693	1,811	11,665
Total nonperforming assets	$18,507	$20,763	$20,739	$22,526	$34,373	$34,388	$46,894
Potential problem loans	$64,375	$84,175	$91,765	$99,750	$97,169	$97,470	$93,632
ASSET QUALITY RATIOS
Nonperforming assets to portfolio loans and
other real estate	1.36%	1.54%	1.57%	1.77%	2.63%	2.62%	3.52%
Nonperforming loans to portfolio loans	1.10	1.23	1.22	1.57	2.51	2.49	2.67
Allowance for loan losses to portfolio loans	2.27	2.46	2.66	2.89	3.08	3.08	3.24
Allowance for loan losses to
nonperforming loans	205.29	200.77	217.13	184.50	122.65	123.87	121.64
Net loan charge-offs to average portfolio
loans (annualized)	(0.21)%	0.45	0.24	(0.96)	(0.02)	0.50	1.32
CAPITAL RATIOS
Average total shareholders' equity to
average assets	14.61%	13.77%	13.18%	12.93%	12.53%	12.41%	11.92%
Leverage ratio	16.86	15.95	15.09	14.86	14.78	16.10	15.59
Tier 1 capital to risk-weighted assets	20.05	20.13	19.98	20.28	20.21	22.48	22.25
Total capital to risk-weighted assets	21.34	21.43	21.29	21.59	21.52	23.78	23.54
Tangible common equity to tangible assets***	14.25	14.34	13.10	13.03	12.76	12.22	11.93
REGULATORY CAPITAL DATA
Tier I capital	$314,120	$309,600	$299,938	$292,051	$296,488	$326,831	$324,659
Total capital	334,456	329,586	319,516	310,867	315,570	345,717	343,562
Total risk adjusted assets	1,566,996	1,537,903	1,500,957	1,439,934	1,466,672	1,453,878	1,459,465
Average total assets	1,863,127	1,941,064	1,987,231	1,964,920	2,006,525	2,030,064	2,082,789
____________________
*This is a Non-GAAP based financial measure.
***Calculation of Tangible Common Equity to Tangible Assets (Non-GAAP Financial Measure)
Total shareholders' equity	$271,966	$271,351	$264,586	$259,187	$252,802	$249,420	$250,509
Less goodwill	1,214	1,214	1,214	1,214	1,214	1,214	1,214
Tangible common equity	$270,752	$270,137	$263,372	$257,973	$251,588	$248,206	$249,295
Total assets	$1,900,948	$1,885,158	$2,012,053	$1,981,423	$1,972,367	$2,031,962	$2,091,694
Less goodwill	1,214	1,214	1,214	1,214	1,214	1,214	1,214
Tangible assets	$1,899,734	$1,883,944	$2,010,839	$1,980,209	$1,971,153	$2,030,748	$2,090,480
Total shareholders' equity to total assets	14.31%	14.39%	13.15%	13.08%	12.82%	12.27%	11.98%
Tangible common equity to tangible assets	14.25%	14.34%	13.10%	13.03%	12.76%	12.22%	11.93%

Balance sheet amounts and ratios are as of period end unless otherwise noted.